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                                                                    Exhibit 1.14


                                 INTEREST MEMO


PREPARER:  TOM PRICE                                         Date:   11/21/01
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ACCOUNT NAME: PRICE FUND I                                 OFFICE   732
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RATE:               X  30-Day Rate
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     Other:_____________________________________________________________________

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Percentage Paid To Customer:     90%.
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Credit Interest to Account:(circle one) NO   YES  (Account Number) 732 73200
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Include Interest on Payout:(circle one) NO   YES (IB's Payout)  5%
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EFFECTIVE DATE   11/21/01
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APPROVED BY: /s/  SAL CAPUTO                          DATE:      12/21/01
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/s/ ILLEGIBLE                                 11/26/01

ADDITIONAL COMMENTS OR INSTRUCTIONS:____________________________________________

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